As filed with the Securities and Exchange Commission on May 16, 2000.

                                                     Registration No. 333-_____
===============================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  __________


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  __________


                               CENTURYTEL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        LOUISIANA                                         72-0651161
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                            100 CENTURY PARK DRIVE
                            MONROE, LOUISIANA 71203
                       (ADDRESS, INCLUDING ZIP CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)


               CENTURYTEL, INC. 2000 INCENTIVE COMPENSATION PLAN
                           (FULL TITLE OF THE PLAN)


                                  __________


                                HARVEY P. PERRY
            EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER,
                         GENERAL COUNSEL AND SECRETARY
                               CENTURYTEL, INC.
                            100 CENTURY PARK DRIVE
                            MONROE, LOUISIANA 71203
                                (318) 388-9000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:

                              MARGARET F. MURPHY
        JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE
                       NEW ORLEANS, LOUISIANA 70170-5100

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
  Title of securities     |       Amount      | Proposed maximum |  Proposed maximum   |   Amount of
   to be registered       |       to be       |  offering price  |     aggregate       |  registration
                          |    registered(1)  |    per share     |   offering price    |      fee
-------------------------------------------------------------------------------------------------------
                          |                   |                  |                     |
Common Stock,             |   4,000,000 Shares|      $25.375(2)  |  $101,500,000.00(2) |  $26,796.00(2)
$1 par value per share    |                   |                  |                     |
                          |                   |                  |                     |
Preference Share Purchase |   4,000,000 Rights|       --.---(3)  |            --.--(3) |       --.--(3)
Rights                    |                   |                  |                     |
=======================================================================================================

(1)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks on May 10, 2000.
(3)Preference Share Purchase Rights are attached to and trade with the Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of such Common Stock. Because no separate consideration is paid for such Rights, the registration fee for such securities is included in the fee for such Common Stock.
===============================================================================

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following  documents,  which  have  been filed by CenturyTel, Inc.
(the   "Company")  with  the  Securities  and  Exchange   Commission   (the
"Commission"), are incorporated herein by reference:

     (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2000 filed pursuant to Section 13 of the Exchange Act;

     (c) The Current Report on Form 8-K of the Company dated January 27, 2000 and filed on March 7, 2000 pursuant to Section 13 of the Exchange Act;

     (d) The Current Report on Form 8-K of the Company dated April 27, 2000 and filed on April 28, 2000 pursuant to Section 13 of the Exchange Act;

     (e) The description of the Common Stock of the Company included in Amendment No. 2 on Form 8-A/A to the Registration Statement on Form 8-A of the Company filed on November 19, 1999 under the Exchange Act relating to the Common Stock of the Company; and

     (f) The description of the Preference Share Purchase Rights of the Company included in Amendment No. 1 on Form 8-A/A to the Registration Statement on Form 8-A of the Company filed on November 19, 1999 under the Exchange Act relating to the Preference Share Purchase Rights of the Company.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law provides in part that we may indemnify any of our directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in our right) if such action arises out of his acts on our behalf and he acted in good faith not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We have the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for us, regardless of whether we have the legal authority to indemnify the insured person against such liability.

     Article II, Section 10 of our by-laws (the "Indemnification By-law") provides for mandatory indemnification for our current or former directors and officers to the fullest extent permitted by Louisiana law.

     Our Articles of Incorporation authorize us to enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law. We have entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification By-law ("indemnification contracts"). The right to indemnification provided by an indemnification contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

     We maintain an insurance policy covering the liability of our directors and officers for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he serves as an officer or director and thereafter for so long as he is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     5    Opinion  of  Jones,  Walker,  Waechter, Poitevent,  Carrere  &
          Denegre, L.L.P.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing Provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 11, 2000.

                                   CENTURYTEL, INC.



                                   By:  /s/ Glen F. Post, III
                                      -------------------------------------
                                                Glen F. Post, III
                                           Vice Chairman of the Board,
                                      President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Clarke M. Williams, Glen F. Post, III, and Harvey P. Perry, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                         DATE
      ---------                       -----                         ----


/s/ Clarke M. Williams
-------------------------  Director and Chairman of the Board     May 11, 2000
   Clarke M. Williams


/s/ Glen F. Post, III
-------------------------  Director, Vice Chairman of the Board,  May 11, 2000
  Glen F. Post, III        President and Chief Executive Officer
                               (Principal Executive Officer)


/s/ R. Stewart Ewing, Jr.
-------------------------    Executive Vice President             May 11, 2000
 R. Stewart Ewing, Jr.      and Chief Financial Officer
                           (Principal Financial Officer)


/s/ Neil A. Sweasy
-------------------------   Vice President and  Controller        May 11, 2000
 Neil A. Sweasy             (Principal Accounting Officer)

  /s/ Harvey P. Perry
-------------------------  Director, Executive Vice President,    May 11, 2000
   Harvey P. Perry           Chief Administrative Officer,
                             General Counsel and Secretary


/s/ W. Bruce Hanks
-------------------------            Director and                 May 11, 2000
   W. Bruce Hanks          Vice President -- Strategic Issues


/s/ William R. Boles, Jr.
-------------------------              Director                   May 11, 2000
 William R. Boles, Jr.


/s/ Virginia Boulet
-------------------------              Director                   May 11, 2000
  Virginia Boulet


/s/ Ernest Butler, Jr.
-------------------------              Director                   May 11, 2000
   Ernest Butler, Jr.



-------------------------              Director                   May __, 2000
   Calvin Czeschin


/s/ James B. Gardner
-------------------------              Director                   May 11, 2000
   James B. Gardner


/s/ R. L. Hargrove, Jr.
-------------------------              Director                   May 11, 2000
  R. L. Hargrove, Jr.


/s/ Johnny Hebert
-------------------------              Director                   May 11, 2000
    Johnny Hebert


/s/ F. Earl Hogan
-------------------------              Director                   May 11, 2000
   F. Earl Hogan

/s/ C. G. Melville, Jr.
-------------------------              Director                   May 11, 2000
  C. G. Melville, Jr.


/s/ Jim D. Reppond
-------------------------              Director                   May 11, 2000
   Jim D. Reppond